                                                            Exhibit 99.(g)(i)(1)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                              ING PRIME RATE TRUST

                                       AND

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY

                                       ANNUAL INVESTMENT MANAGEMENT FEE
  TRUST                          (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
  -----                          ---------------------------------------------
  ING Prime Rate Trust                                0.80%